UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 22, 2007
Commercial Vehicle Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50890	41-1990662

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6530 West Campus Oval, New Albany, Ohio	43054

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 614-289-5360
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Commercial Vehicle Group, Inc. Second Amended and Restated Equity Incentive Plan
At the 2007 Annual Meeting of Stockholders held on May 22, 2007, the stockholders of Commercial Vehicle Group, Inc. (the “Company”) approved the Company’s Second Amended and Restated Equity Incentive Plan (the “Plan”).
The Plan was amended to increase the number of shares of common stock that may be issued under the Plan from 1,000,000 shares to 2,000,000 shares, as well as to make certain other amendments to the Amended and Restated Equity Incentive Plan. Initially, an aggregate of 1,000,000 shares of our common stock were reserved for issuance under the Amended and Restated Equity Incentive Plan.
Our directors, officers, employees and other individuals performing services for, or to whom an offer of employment has been extended by us, are eligible to participate in the Plan.
The Plan was approved, subject to stockholder approval, by the Company’s Board of Directors, upon the recommendation of its Compensation Committee on March 8, 2007. A description of the terms of the Plan and each of the awards that may be granted under it is contained in our definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 23, 2007. Such description is incorporated herein by reference and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Change in Control & Non-Competition Agreements
On May 22, 2007, the Company entered into change in control & non-competition agreements (each, an “Agreement”) with William Gordon Boyd, the Company’s President — CVG Global Construction, and Kevin R.L. Frailey, the Company’s Executive Vice President, Business Development.
Pursuant to the Agreement with each of William Gordon Boyd and Kevin R.L. Frailey, in the event the executive’s employment is terminated without cause (as defined in each Agreement), the executive is entitled to a severance payment equal to 12 months salary. In the event the executive is terminated without cause or resigns for good reason (as defined in each Agreement) following a change in control (as defined in each Agreement), the executive is entitled to a severance payment equal to 1.0 times the sum of his base salary, plus the average annual performance bonus actually received by him over the last three fiscal years, plus any medical, financial and insurance coverage provided at the time of termination. Pursuant to the Agreements, each executive has agreed not to compete with the Company, or solicit any employee of the Company, during the period in which he is employed by the Company and for a twelve month period thereafter.
Copies of the Agreements with Messrs. Boyd and Frailey are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K. The foregoing description of such Agreements does not purport to be complete and is qualified in its entirety by reference to such exhibits.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Second Amended and Restated Equity Incentive Plan.

10.2	Change in Control & Non-Competition Agreement dated May 22, 2007, with William Gordon Boyd.

10.3	Change in Control & Non-Competition Agreement dated May 22, 2007, with Kevin R.L. Frailey.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial Vehicle Group, Inc.

May 23, 2007	By:	/s/ Chad M. Utrup

Name: Chad M. Utrup
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Second Amended and Restated Equity Incentive Plan.

10.2	Change in Control & Non-Competition Agreement dated May 22, 2007, with William Gordon Boyd.

10.3	Change in Control & Non-Competition Agreement dated May 22, 2007, with Kevin R.L. Frailey.